Exhibit 99.1

CorMedix Strengthens Management Team with Addition of Randy Milby as Chief Operating Officer.

Brian Lenz resigns as COO and CFO to pursue an opportunity with another life sciences company.

Richard M. Cohen, Interim CEO, will add title of Interim CFO.

Bridgewater, New Jersey, May 3, 2012 (Business Wire) – CorMedix Inc. (“CorMedix”) (NYSE Amex: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiorenal disease, today announced the appointment of Randy Milby as its Chief Operating Officer. Randy brings extensive commercial operational experience to the Company having worked as the Global Business Director of Applied Biosciences and other management positions at Dupont from 1999 through 2010.  Prior to his experience with Dupont, he was also a Healthcare Analyst at Goldman Sachs & Company. Randy received his Pharmacy degree at the University of Kansas and his MBA from Washington University in St. Louis. Randy Milby has been employed from September 2010 to present at WaterStone Bridge LLC., a healthcare consulting firm.

Richard M. Cohen, CorMedix's Interim CEO stated, "Previously with DuPont and Goldman Sachs, Randy Milby brings both strategic and operational expertise to CorMedix.  Randy will be instrumental as we transition to a commercial organization in anticipation of our receiving a CE Mark approval this year and the subsequent commercial launch of Neutrolin® in Europe.  Randy will work with management and the board to drive CorMedix's strategic agenda forward at this important juncture in the company's history.  Brian Lenz, formerly COO and CFO has resigned to pursue another opportunity.  CorMedix wishes Brian the best of luck with his future activities and thanks him for his valuable service to the company." In connection with Brian’s departure, the Company has appointed Richard M. Cohen as its Interim CFO.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of CorMedix’s product candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks and uncertainties associated with: obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix’s product candidates; CorMedix’s ability to enter into and maintain collaborations with third parties for its development programs; CorMedix’s dependence on its collaborations and its license relationships; achieving milestones under CorMedix’s collaborations; CorMedix’s’ dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to CorMedix; and CorMedix’s ability to maintain listing on NYSE Amex. These and other risks are described in greater detail in CorMedix’s filings with the Securities and Exchange Commission. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About CorMedix

CorMedix Inc. is a development-stage pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac and renal dysfunction, also known as cardiorenal disease.  CorMedix’s goal is to treat kidney disease by reducing the commonly associated cardiovascular and metabolic complications, in effect, treating the kidney to treat the heart.  CorMedix is currently pursuing the CE marking approval process in Europe, for CRMD003 (Neutrolin®) for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see www.cormedix.com for additional information.

Contacts:

Richard M. Cohen

Interim CEO and Interim CFO

CorMedix Inc.

908-517-9500